As filed with the Securities and Exchange Commission on November 4, 2005

Registration No. 333-91761

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	75-2293354
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(Address of principal executive offices)

HORIZON HEALTH CORPORATION

EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

James Ken Newman

Chairman and Chief Executive Officer

Horizon Health Corporation

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(972) 420-8200

(Name, address and telephone number of agent for service)

Copies to:

David K. Meyercord, Esq.

Executive Vice President, Administration and General Counsel

Horizon Health Corporation

1500 Waters Ridge Drive

Lewisville, Texas 75057-6011

(972) 420-8200

DEREGISTRATION OF SECURITIES

On November 30, 1999, the Registrant filed with the Securities and Exchange Commission a Registration Statement on Form S-8, Registration Statement No. 333-91761 (the “Registration Statement”), registering 700,000 shares of the Registrant’s Common Stock, $.01 par value per share (“Common Stock”), for sale to eligible employees under the Registrant’s Employee Stock Purchase Plan (the “Plan”). On June 15, 2005, the number of shares of Common Stock available for sale under the Plan doubled as a result of a two-for-one stock split effected by the Registrant in the form of a 100% stock dividend. Effective as of the end of the offering period under the Plan ending June 30,2005, the Plan was terminated and there have not been, and will not be, any offerings of Common Stock pursuant to the Registration Statement thereafter. As of the date of termination of the Plan, 1,200,048 shares of Common Stock remained unsold under the Plan. The Registrant is filing this Post-Effective Amendment to remove, and hereby does remove, from registration all of the shares of Common Stock registered on the Registration Statement that remain unsold under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on November 4, 2005.

HORIZON HEALTH CORPORATION

By:	/s/ John E. Pitts
John E. Pitts
Executive Vice President—Finance
(Principal Financial Officer)

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